===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      DEAN WITTER SPECTRUM STRATEGIC L.P.
                      DEAN WITTER SPECTRUM TECHNICAL L.P.
                       DEAN WITTER SPECTRUM BALANCED L.P.


--------------------------------------------------------------------------------
      (Exact name of Registrant as specified in its Certificate of Limited
                                  Partnership)


Delaware                                          13-3782225
-------------------------                         13-3782231
                                                  13-3782232
                                        ---------------------------------
(State of organization)                 (IRS Employer Identification No.)


c/o Demeter Management Corporation
Two World Trade Center, 62nd Floor, New York, New York 10048
------------------------------------------------------------
(Address of principal executive offices)  (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class   Name of each exchange of which
 to be so registered   each class is to be registered
---------------------  ------------------------------
        None                   Not Applicable
---------------------  ------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                     Units of Limited Partnership Interest
--------------------------------------------------------------------------------
                                (Title of class)

================================================================================

                               Page 1 of 5 Pages

ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

          Reference is hereby made to:

(a) Registrants' Registration Statement on Form S-1 (including all exhibits thereto) registering 6,000,000 Units of Limited Partnership Interest ("Units") of Dean Witter Spectrum Strategic L.P. ("Spectrum Strategic"), 9,000,000 Units of Dean Witter Spectrum Technical L.P. ("Spectrum Technical"), and 5,000,000 Units of Dean Witter Spectrum Balanced L.P. ("Spectrum Balanced"), which was filed with the Securities and Exchange Commission (the "Commission) on January 19, 1996 (SEC File No. 333-00494) ("January Registration Statement").
(b) Amendment No. 1 to the Registrants' January Registration Statement (including all exhibits thereto), which was filed with the Commission on January 29, 1996.
(c) Amendment No. 2 to the Registrants' January Registration Statement (including all exhibits thereto), which was filed with the Commission on January 31, 1996.
(d) Registrants' Registration Statement on Form S-1 (including all exhibits thereto) registering 2,500,000 Units of Spectrum Strategic, 5,000,000 Units of Spectrum Technical, and 1,000,000 Units of Spectrum Balanced, which was filed with the Commission on April 9, 1996 (SEC File No. 333-3222) ("April Registration Statement").
(e) Amendment No. 1 to the Registrants' April Registration Statement (including all exhibits thereto), which was filed with the Commission on April 29, 1996.
(f) Post-Effective Amendment No. 1 to the Registrants' April Registration Statement (including all exhibits thereto), which was filed with the Commission on August 30, 1996.
(g) Post-Effective Amendment No. 2 to the Registrants' April Registration Statement (including all exhibits thereto), which was field with the Commission on October 10, 1996.
(h) Post-Effective Amendment No. 3 to the Registrants' April Registration Statement (including all exhibits thereto), which was filed with the Commission on April 16, 1997.

          Items (a)-(h) are hereby incorporated herein by reference.

          In addition, pursuant to paragraph (d) of Item 202 of Regulation S-K, specific reference is hereby made to the following:

          1. For a discussion of the rights comparable to "dividend rights" (paragraph (a)(1)(i) of Item 202), see "The Limited Partnership Agreements - Nature of the Partnerships" and "The Limited Partnership

                               Page 2 of 5 Pages

               Agreements - Management of Partnership Affairs" beginning on page 150 of the Partnership's Prospectus forming a part of Post-Effective Amendment No. 3 to the Registrants' April Registration Statement (the "Prospectus"); and Section 7(h) of the Limited Partnership Agreements of the Registrant a form of which is Exhibit A to the Prospectus (the "Limited Partnership Agreements").

          2. For a discussion of "redemption provisions" (paragraph (a)(1)(iv) of Item 202), see "Redemptions" beginning on page 143 of the Prospectus; and Section 10(b) of the Limited Partnership Agreements.

          3 For a discussion of "voting rights" (paragraphs (a)(1)(v) and (a)(2) of Item 202), see "The Limited Partnership Agreements - Management of Partnership Affairs" and "The Limited Partnership Agreements - Amendments; Meetings" beginning on pages 151 and 152, respectively, of the Prospectus; and Section 15 of the Limited Partnership Agreements.

          4. For a discussion of the rights comparable to "liquidation rights" (paragraph (a)(1)(vii) of Item 202), see "The Limited Partnership Agreements - Nature of the Partnership" on page 150 of the Prospectus; and Sections 4(a) and 4(b) of the Limited Partnership Agreements.

          5. For a discussion of "preemption rights" (paragraph (a)(1)(viii) of Item 202), see "Plan of Distribution" beginning on page 154 of the Prospectus.

          6. For a discussion of the matters comparable to "liabilities to further calls or to assessment" (paragraph (a)(1)(ix) of Item
               202), see "The Limited Partnership Agreements - Nature of the Partnerships" on page 150 of the Prospectus; and Section 7(f) of the Limited Partnership Agreement.

          7.   For a discussion of the "restrictions on alienability" (paragraph
               (a)(1)(x) of Item 202), see "The Limited Partnership Agreements - Restrictions on Transfers or Assignments" on page 152 of the Prospectus; and Section 10(a) of the Limited Partnership Agreements.

          8. For a discussion of restrictions on "change in control of the Registrant" (paragraph (a)(5) of Item 202), see Sections 10(a) and 15(c) of the Limited Partnership Agreements.

          Paragraphs (a)(1)(ii), (iii), (vi), (xi), (a)(3), (a)(4), (b), (c),
(e) and (f) of Item 202 are not applicable.

                               Page 3 of 5 Pages

ITEM 2.  EXHIBITS

          The following exhibits are filed herewith and are hereby incorporated by reference herein:

          (a) Registrants' Prospectus as filed with the Commission as part of Post-Effective Amendment No. 3 to the Registrants' April Registration Statement under cover of a letter dated April 16, 1997. Annexed as Exhibit A to the Prospectus is a form of the Registrants' Limited Partnership Agreements.

          The Units of Limited Partnership Interest of the Registrants are not evidenced in certificate form but are evidenced on the Registrants' books as maintained by Demeter Management Corporation, the general partner of the Registrants; see Section 6 of the Limited Partnership Agreements; and "Acceptance of the Limited Partnership Agreements" in the form of Subscription Agreement and Exchange Agreement and Power of Attorney on page B-5 of the Prospectus.

                               Page 4 of 5 Pages

                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                         DEAN WITTER SPECTRUM STRATEGIC L.P.
                         DEAN WITTER SPECTRUM TECHNICAL L.P.
                         DEAN WITTER SPECTRUM BALANCED L.P.


                         By:  DEMETER MANAGEMENT CORPORATION

                         General Partner


                         By:    /s/ Mark J. Hawley
                                ------------------
                                 Mark J. Hawley
                                 President


Dated:  April 30, 1997

                               Page 5 of 5 Pages